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                                                                    EXHIBIT 23.2


INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Amendment No. 2 to Registration Statement
(No. 333-71109) of InfoCure Corporation of our report dated January 15, 1999, (relating to the Healthcare Systems Division of the Reynolds and Reynolds Company) appearing in the Prospectus, which is a part of such Registration Statement and to the reference to us under the heading "Experts" in such Prospectus.



DELOITTE & TOUCHE LLP
Dayton, Ohio
March 29, 1999